UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 8, 2024
flyExclusive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40444	86-1740840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2860 Jetport Road, Kinston, NC	28504
(Address of principal executive offices)	(Zip Code)
252-208-7715
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLYX	NYSE American LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	FLYX WS	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2024 (the “Initial Closing Date”), flyExclusive, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Agreement”) with EnTrust Emerald (Cayman) LP, a Cayman Islands limited partnership (“EnTrust”), and EG Sponsor LLC, a Delaware limited liability company (“EG Sponsor” and, collectively with EnTrust, the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers an aggregate of 25,510 shares of Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), and warrants (each, a “Warrant” and collectively, the “Warrants”) to purchase, in the aggregate, up to 5,000,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”). The Company issued 20,408 shares of Series B Preferred Stock and a Warrant to purchase up to 4,000,000 shares of Common Stock to EnTrust on the Initial Closing Date and received gross proceeds of approximately $20.4 million, subject to the payment of transaction expenses. Pursuant to and subject to the terms and conditions of the Agreement, the Company expects to (i) issue the remaining 5,102 shares of Series B Preferred Stock and a Warrant to purchase up to 1,000,000 shares of Common Stock to EG Sponsor on a subsequent closing date, which shall be no later than August 15, 2024 (the “Subsequent Closing Date”) and (ii) receive additional gross proceeds of approximately $5.1 million (subject to the payment of transaction expenses) on the Subsequent Closing Date.

Gregg S. Hymowitz, a member of the Company’s Board of Directors, to which position he was designated by an affiliate of the Purchasers, serves as the Founder and Chief Executive Officer of EnTrust Global Partners LLC (“EnTrust Global”), which is an affiliate of the Purchasers and may be deemed to be the beneficial owner of approximately 21% of the Company’s outstanding Common Stock. Each of EnTrust Global and Mr. Hymowitz disclaims beneficial ownership of such securities except to the extent of its or his pecuniary interest therein. Gary Fegel is also a member of the Company’s Board of Directors, to which position he was designated by an affiliate of the Purchasers. As required by the Company’s internal policies, this transaction was approved by the Audit and Risk Committee of the Company’s Board of Directors, which consists of independent disinterested directors, and was also approved by the Company’s Board of Directors, with only disinterested directors voting (which excluded Messrs. Hymowitz and Fegel).

The material terms of Series B Preferred Stock, the Warrants and the Agreement are summarized below.

Description of the Series B Preferred Stock

The terms of the Series B Preferred Stock are as set forth in the Certificate of Designation of Series B Convertible Preferred Stock (the “Series B Certificate of Designation”). Each share of Series B Preferred Stock has an initial stated value of $1,000 per share.

Conversion

Each share of Series B Preferred Stock will automatically convert into a number of shares of the Company’s Common Stock on the earlier of December 31, 2025 and the closing of the Subsequent Capital Raise (as defined in the Series B Certificate of Designation) (the “Automatic Conversion Date”) at an initial conversion price of $5.00 (“Conversion Price”), subject to adjustment as provided in the Series B Certificate of Designation (including adjustments due to anti-dilution provisions). In the event that the VWAP on the Trading Day (each as defined in the Series B Certificate of Designation) immediately preceding the Automatic Conversion Date is less than the Conversion Price, the Conversion Rate (as defined in the Series B Certificate of Designation) with respect to each share of Series B Preferred Stock will be increased by the requisite number of shares of Common Stock such that the value of the shares of Common Stock issuable in respect of the initial stated value of each share of Series B Preferred Stock equals $1,000.00 (subject to adjustment). No fractional shares will be issued upon conversion; rather any fractional share will be rounded down to the nearest whole share.

Dividends

Each share of Series B Preferred Stock shall accrue dividends on a daily basis in arrears beginning on the Initial Issue Date at the applicable dividend rate then in effect (the “Dividend Rate”). From and after the Initial Issue Date, the Dividend Rate for Series B Preferred Stock shall be 12.00% per annum. From and after February 1, 2025 until July 31, 2025, the Dividend Rate for Series B Preferred Stock shall be 16.00% per annum. From and after August 1, 2025, the Dividend Rate for Series B Preferred Stock shall be 20.00% per annum.

Dividends will be due and payable quarterly in arrears on the first Trading Day of each fiscal quarter of the Issuer (the “Dividend Payment Date”) by either (A) cash payment or (B) to the extent not declared and paid in cash on the Dividend Payment Date, automatically compounded; provided that, the Company may not declare and pay in cash any dividends prior to the first quarter of the Fiscal Year 2025 Dividend Payment Date. On the Dividend Payment Date with respect to the first fiscal quarter of the Fiscal Year 2025, the Company must declare and pay 50% of the dividends with respect to the period commencing February 1, 2025 and ending March 31, 2025 in cash. On the Dividend Payment Date with respect to the second fiscal quarter of the Fiscal Year 2025, the Company must declare and pay 50% of the dividends with respect to the full Dividend Period (as defined in the Series B Certificate of Designation) with respect to such quarter in cash. On the Dividend Payment Date with respect to the third fiscal quarter of the Fiscal Year 2025, the Company must declare and pay 50% of the dividends with respect to the period commencing July 1, 2025 and ending July 31, 2025 in cash, and the Company must declare and pay 100% of the dividends with respect to the period commencing August 1, 2025 and ending September 30, 2025 in cash. Thereafter, on each subsequent Dividend Payment Date, the Company must declare and pay 100% of the dividends in cash.

Redemption Rights

From and after August 8, 2025 until the Automatic Conversion Date, each holder of Series B Preferred Stock may elect to require the Company to redeem all of its outstanding shares of Series B Preferred Stock, or any portion thereof, for cash at a redemption price per share as detailed in the Series B Certificate of Designation. The Series B Certificate of Designation also describes events triggering mandatory redemption of Series B Preferred Stock, including a Bankruptcy Event or a Change of Control Event, each as defined in the Series B Certificate of Designation.

Voting Rights

Except as otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”), other applicable law, the Company’s Certificate of Incorporation, or the Series B Certificate of Designation, holders of Series B Preferred Stock are not entitled to any vote on matters submitted to the Company’s stockholders for approval. In any case in which the holders of Series B Preferred Stock shall be entitled to vote pursuant to the DGCL, other applicable law, the Company’s Certificate of Incorporation, or the Series B Certificate of Designation, each holder will be entitled to one vote with respect to such matter per share of Series B Preferred Stock.

Consent Rights

The prior written consent of the holders of a majority of the then outstanding shares of Series B Preferred Stock is required for the Company to effect certain enumerated actions in the Series B Certificate of Designation for so long as any shares of Series B Preferred Stock are outstanding.

Ranking and Liquidation Rights

With respect to (a) payment of dividends, (b) distribution of assets and (c) all other liquidation, winding up, dissolution, dividend and redemption rights, Series B Preferred Stock shall rank senior in priority of payment to all Junior Stock (as defined in the Series B Certificate of Designation) in any liquidation, dissolution, winding up or distribution of the Company, on a parity with the Parity Stock (as defined in the Series B Certificate of Designation), and junior to any existing or future secured or unsecured debt and other liabilities (including trade payables) of the Company and any Senior Stock (as defined in the Series B Certificate of Designation).

Description of the Warrants

On the Initial Closing Date, the Company issued EnTrust a Warrant, granting EnTrust the rights to purchase 4,000,000 shares of Common Stock, at an exercise price of $0.01 per share. Subject to the terms of the Agreement, on the Subsequent Closing Date, the Company will issue EG Sponsor a Warrant, granting EG Sponsor the right to purchase 1,000,000 share of Common Stock at an exercise price of $0.01 per share. Each Warrant is, or will be, as applicable, exercisable beginning on the applicable Issue Date as indicated on such Warrant and expires on the fifth anniversary of such Issue Date.

Description of the Agreement

The Agreement contains customary representations, warranties and covenants by the parties, including certain indemnification obligations of the Company and a requirement for the Company to file a registration statement covering the resale of the Conversion Shares and Warrant Shares (each as defined in the Agreement) within seventy-five (75) days of the Subsequent Closing Date and to cause such registration statement to become effective within the timeframe specified in the Agreement. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Agreement and are subject to limitations agreed upon by the contracting parties. Accordingly, the Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Agreement and not to provide investors with any other factual information regarding the Company or its business and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

The foregoing descriptions of Series B Preferred Stock, the Series B Certificate of Designation, the Agreement and the Warrants and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Agreement filed as Exhibit 10.1 hereto and the forms of the Series B Certificate of Designation and the Warrants, copies of which are filed as Exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 3.02 by reference. The Series B Preferred Stock and the Warrants described in this Current Report on Form 8-K were offered and sold, or will be offered and sold in accordance with the Agreement, to the Purchasers in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933, as amended (the "Securities Act").

Item 3.03	Material Modification to Rights of Security Holders.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

On August 8, 2024, in connection with the Agreement, the Company filed the Series B Certificate of Designation with the Secretary of State of the State of Delaware. The Series B Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On August 12, 2024, the Company issued a press release announcing the execution of the Agreement. A copy of the press release is included herewith as Exhibit 99.1.

Item 9.01. Financial Statement and Exhibits.
(d) Exhibits.

Exhibit No.	Document
3.1	Certificate of Designations of Series B Convertible Preferred Stock, filed with the Delaware Secretary of State on August 8, 2024.
4.1	Form of Warrant.
10.1	Securities Purchase Agreement, dated August 8, 2024, by and among flyExclusive, Inc. and the Purchasers named therein.
99.1	Press Release, dated August 8, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 12, 2024

FLYEXCLUSIVE, INC.

By:	/s/ Thomas James Segrave, Jr.
Name:	Thomas James Segrave, Jr.
Title:	Chief Executive Officer and Chairman